Exhibit 2.1

AMENDMENT OF ARTICLES OF INCORPORATION OF

ROYAL BANCSHARES, INC.

Pursuant to the provisions of the General and Business Corporation Laws of Missouri, the undersigned Corporation certifies the following:

(1) The name of the corporation is ROYAL BANCSHARES, INC. and the Corporation’s number is 00209889.

(2) An amendment to the Corporation’s Articles of Incorporation was adopted by the shareholders on the 9th day of April, 1998.

(3) Article VI is amended to read as follows:

The number of directors to constitute the Board of Directors is: six (6).

(4) Of the 64,372 shares outstanding, 64,372 of such shares were entitled to vote on such amendment. The number of outstanding shares entitled to vote thereon as a class were as follows:

Class	Number of Outstanding Shares

Common	64,372

(5) The number of shares voted for and against the amendment was as follows:

Class	No. Voted For	No. Voted Against

Common	57,676.50	0

IN WITNESS WHEREOF, the undersigned, President, has executed this instrument and its assistant secretary, has affixed its corporate seal hereto and attested said seal on the 23rd day of April, 1998.

1

ATTEST:

/s/ Frederick H. Bultmann
FREDERICK H. BULTMANN,
Assistant Secretary

STATE OF MISSOURI	)
	)	SS.
COUNTY OF ST. LOUIS	)

I, Terrence F. Moffitt, a notary public, do hereby certify that on this 23rd day of April, 1998, personally appeared before me, RICHARD C. JENSEN, who being by me first duly sworn, declared that he is the President of ROYAL BANCSHARES, INC., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

/s/ Terrence F. Moffitt
Notary Public

My Commission Expires:

2

STATE OF MISSOURI … Office of Secretary of State ROY D. BLUNT, Secretary of State Amendment of Articles of Incorporation (To be submitted in duplicate by an attorney)

HONORABLE ROY D. BLUNT

SECRETARY OF STATE

STATE OF MISSOURI

P.O. BOX 778

JEFFERSON CITY, MO 65102

Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1. The present name of the Corporation is ROYAL BANCSHARES, INC.

The name under which it was originally organized was ROYAL BANCSHARES, INC.

2. An amendment to the Corporation’s Articles of Incorporation was adopted by the shareholders on MAY 21, 1985.

3. Article Number VI is amended to read as follows:

The number of directors to constitute the Board of Directors is: five (5).

(If more than one article is to be amended or more space is needed attach fly sheet.)

Corp. 44 (I·85)

4.	Of the 63,987 shares outstanding, 63,987 of such shares were entitled to vote on such amendment.

The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

Class	Number of Outstanding Shares

COMMON	63,987

5.	The number of shares voted for and against the amendment was as follows:

Class	No. Voted For	No. Voted Against

COMMON	60,118	NONE

6.	If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

NOT APPLICABLE

If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

NOT APPLICABLE

7.	If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

NOT APPLICABLE

Corp. 44 (Page 2)

IN WITNESS WHEREOF, the undersigned,	MARTIN E. HARRINGTON
President or

has executed this instrument and its
Vice-President

FREDERICK H. BULTMANN	has affixed its corporate seal hereto and
Secretary or Assistant Secretary

attested said seal on the 30th day of MAY, 1985.

ROYAL BANCSHARES, INC.
Name of Corporation
ATTEST:
/s/ Frederick H. Bultmann	By	/s/ Martin E. Harrington
Assistant Secretary		President

State of	MISSOURI	}	SS
County of	ST. LOUIS

I, PAMELA S. NELSON, a Notary Public, do hereby certify that on this 30th day of MAY, 1985, personally appeared before me MARTIN E. HARRINGTON who, being by me first duly sworn, declared that he is the PRESIDENT of ROYAL BANCSHARES, INC. that he signed the foregoing document as PRESIDENT of the corporation, and that the statements therein contained are true.

/s/ Pamela S. Nelson
Notary Public

My commission expires DECEMBER 9, 1988

Corp. 44 (Page 3)

AMENDMENT OF ARTICLES OF INCORPORATION

Honorable James C. Kirkpatrick

Secretary of State

State of Missouri

Jefferson City, Missouri 65101

Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation ceritifies the following:

(1) The name of the Corporation is Royal Bancshares, Inc.

The name under which it was originally organized was Royal Bancshares, Inc.

(2) An amendment to the Corporation’s Articles of Incorporation was adopted by the shareholders on December 1, 1980.

(3) Article VI is amended to read as follows:

“The number of directors to constitute the Board of Directors is: six (6)’.’

(4) Of the 500 shares outstanding, 500 of such shares were entitled to vote on such amendment.

The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

Class common
Number of outstanding shares	500

(5) The number of shares voted for and against the amendment was as follows:

	No. Voted For	No. Voted Against
Class common	500	None

IN WITNESS WHEREOF, the undersigned, Martin E. Harrington, Jr. President, has executed this instrument and its secretary has affixed its corporate seal hereto and attested said seal on the 18th day of December, 1980.

ATTEST:		Royal Bancshares, Inc.
/s/ William A. Cohen	By	/s/ Martin E. Harrington
Secretary		President

STATE OF MISSOURI	)
) SS
)
COUNTY OF ST. LOUIS	)

I, J. V. CIARAVINO, a Notary Public do hereby certify that on this 18th day of December, 1980, personally appeared before me Martin E. Harrington, Jr., who, being by me first sworn, declared that he is the president of Royal Bancshares, Inc., that he signed the foregoing document as president of the corporation, and that the statements therein contained are true.

/s/ J. V. CIARAVINO
Notary Public

My Commission Expires: 6/18/81

/s/ James Kirkpatrick

ARTICLES OF INCORPORATION

OF

ROYAL BANCSHARES, INC.

The undersigned natural person over the age of twenty-one (21) years, for the purpose of forming a corporation under the General and Business Corporation Law of Missouri adopts the following Articles of Incorporation:

ARTICLE I.

The name of the corporation is: ROYAL BANCSHARES, INC.

ARTICLE II.

The address, including street and number, if any, of the corporation’s initial registered office in this state is: 6635 Delmar Blvd., St. Louis, Missouri 63130, and the name of its initial registered agent at such address is: Thomas R. Green.

ARTICLE III.

The aggregate number of shares which the corporation shall have authority to issue shall be: One hundred thousand (100,000) shares of a par value of $1.00 per share, amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00).

The preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect of the share of each class are as follows: No holder of shares of stock authorized or issued hereto shall have any pre-emptive or preferential right of subscription to any shares of stock of the corporation, either now or hereafter authorized, or to any obligations convertible into stock of any class of the corporation hereafter authorized, issued or sold, nor any right of subscription to any thereof, other than such, if any, as the Board of Directors may fix from time to time.

ARTICLE IV.

The number and class of shares to be issued before the corporation shall commence business, the consideration to be paid therefor, and the capital with which the corporation will commence business are as follows: 500 shares at $1.00 per share par value.

The corporation will not commence business until consideration of the value of at least Five Hundred Dollars ($500.00) has been received for the issuance of shares.

ARTICLE V.

The name and place of residence of each incorporator is as follows:

Thomas R. Green

#9 Vouga Estates

              St. Louis, Missouri 63131

ARTICLE VI.

The number of directors to constitute the Board of Directors is: Three (3).

ARTICLE VII.

The duration of the corporation is perpetual.

ARTICLE VIII.

The corporation is formed for the following purposes:

(a) To invest in the capital stock of banks organized and existing under the laws of the State of Missouri or the United States.

(b) To purchase, lease, hire or otherwise acquire, manage, hold and dispose of the whole or any part of the capital stock, assets, business, property, good will and franchises of any person, firm, partnership, association or corporation, domestic or foreign, engaged in a similar business. To do all things suitable and proper for the protection, conservation, or enhancement of the value of stocks, securities, evidences of indebtedness, or other properties held by it, including the exercise of the right to vote thereon.

(c) To purchase, hold, improve, develop, use, lease, exchange, sell, dispose of, and otherwise deal in, real and personal property or any interest therein; to purchase, lease, build, construct, erect, occupy, and manage buildings of every kind and character whatsoever belonging to or to be acquired by this company, or any other person, firm or corporation.

(d) To act as agent or broker for insurance companies in soliciting and receiving applications for fire, casualty, collision, plate glass, accident, liability, life, health, credit, burglary, rent, theft, marine and other kinds of insurance; the collection of premiums therefor and to conduct a general insurance agency business.

(e) To act as agent or broker for others in the purchase, sale, renting and management of real estate and leasehold interests therein; to act as agent in negotiating loans on real estate and leasehold interests.

(f) To build, erect, construct, purchase, lease, operate, rent or maintain any property, real, personal or mixed, tangible and intangible, including good will, suitable, necessary or advisable in connection with any of the objectives herein set forth; and to do everything necessary, advisable, convenient or appropriate for the accomplishment or furtherance of any of the purposes set forth herein.

(g) To borrow money for its corporate purposes and to make, endorse, accept, execute and issue promissory notes, bills of exchange, bonds, debentures, or other obligations from time to time for the purchase of property or for any purpose in or about the business of the corporation and, if deemed proper, to secure the payment of any such obligations by mortgage, pledge, deed of trust or otherwise;

(h) To enter into, make, perform, and carry out contracts of every kind for any lawful purpose, without limit as to the amount with any person, firm, corporation or association, with or without the security to indemnify this corporation;

(i) It is hereby expressly declared that the objects specified in each paragraph of this ARTICLE VIII shall, except where otherwise specified in such paragraph, be in no wise limited or restricted by reference to, or inference from, the terms of any other paragraph.

ARTICLE IX.

In furtherance and not in limitation of the power conferred by statute, the Board of Directors is hereby authorized to make, alter or repeal the By-Laws of the corporation.

ARTICLE X.

The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred upon the stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of April, 1979.

/s/ Thomas R. Green
Thomas R. Green

STATE OF MISSOURI	)
	)	SS
COUNTY OF ST. LOUIS	)

I, MARGARET R. BECK, a Notary Public, do hereby certify that on the 20th day of April, 1979, personally appeared before me THOMAS R. GREEN, who being by me personally sworn, declared that he is the person who signed the foregoing instrument as incorporator and that the statements therein contained are true.

/s/ Margaret R. Beck
Notary Public

/s/ James Kirkpatrick